UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2009
LaCROSSE FOOTWEAR, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	0-23800	39-1446816
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)
17634 NE Airport Way, Portland, Oregon 97230
(Address of principal executive offices, including zip code)
(503) 262-0110
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2010 Incentive Compensation Program
On December 9, 2009, the Compensation Committee of the Board of Directors of LaCrosse Footwear, Inc. (the “Company”) approved the Company’s 2010 Annual Incentive Compensation Plan (the “Incentive Program”). Executive officers and other non-union employees who meet certain conditions will be eligible to participate in the Incentive Program. The actual incentive compensation payout, if any, is based on pro-rated annual base pay (plus overtime earnings). If Company annual financial goals are met, the employee will receive 100% of target incentive compensation. The percentage of base salary and earnings that is paid as incentive compensation increases in the event the Company achieves greater than 100% of its annual financial goals and decreases in the event that the Company achieves less than 100% of such annual goals. The Incentive Program is subject to minimum threshold levels for net sales growth and operating profit. If the operating profit minimum threshold is not met, there can be no incentive compensation payment. The Incentive Program description as distributed to the Company’s non-union employees is included as Exhibit 10.1 to this Current Report and is incorporated herein by reference. The foregoing description of the Incentive Program does not purport to be complete and is qualified in its entirety by reference to such exhibit.
2010 Compensation of Executive Officers
On December 9, 2009, the Compensation Committee of the Company’s Board of Directors approved the 2010 salary, incentive compensation and equity compensation for the Company’s executive officers.
Effective March 1, 2010, the annual base salary of Joseph P. Schneider, the Company’s President and Chief Executive Officer, will be set at $455,000. Mr. Schneider will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Schneider will be eligible to receive incentive compensation equal to 100% of his 2010 pro-rated annual base salary. Effective January 4, 2010, Mr. Schneider will be awarded a stock option exercisable for 20,250 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 4, 2010.
Effective March 1, 2010, the annual base salary of David P. Carlson, the Company’s Executive Vice President and Chief Financial Officer, will be set at $320,000. Mr. Carlson will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Carlson will be eligible to receive incentive compensation equal to 70% of his pro-rated 2010 annual base salary. Effective January 4, 2010, Mr. Carlson will be awarded a stock option exercisable for 15,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 4, 2010.
Effective March 1, 2010, the annual base salary of Kirk S. Nichols, the Company’s Vice President of Sales, will be set at $180,000. Mr. Nichols will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Nichols will be eligible to receive incentive compensation equal to 40% of his 2010 pro-rated annual base salary. Effective January 4, 2010, Mr. Nichols will be awarded a stock option exercisable for 5,000 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 4, 2010.

Effective March 1, 2010, the annual base salary of C. Kirk Layton, the Company’s Vice President of Finance and Corporate Controller, will be set at $182,000. Mr. Layton will be eligible to receive additional compensation under the Incentive Program as described in the first paragraph of this Current Report. If 100% of the Incentive Program goals are achieved, Mr. Layton will be eligible to receive incentive compensation equal to 35% of his 2010 pro-rated annual base salary. Effective January 4, 2010, Mr. Layton will be awarded a stock option exercisable for 2,500 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on January 4, 2010.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit
No.	Description
10.1	LaCrosse Footwear, Inc. 2010 Annual Incentive Compensation Plan Document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned thereunto duly authorized.

LaCROSSE FOOTWEAR, INC.
Dated: December 11, 2009	By:	/s/ David P.Carlson
David P. Carlson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description
10.1	LaCrosse Footwear, Inc. 2010 Annual Incentive Compensation Plan Document